Exhibit 99.1

AuthenTec Reports Third Quarter 2008 Financial Results

Achieved Record Non-GAAP Net Income

MELBOURNE, Fla., October 30, 2008 – AuthenTec (NASDAQ: AUTH), the world’s leading provider of fingerprint sensors and solutions, today reported financial results for the third quarter ended October 3, 2008.

Financial and Business Highlights:

•	Reported total revenue of $18.4 million, up 22 percent from the year-ago quarter

•	Achieved record non-GAAP net income of $0.05 per diluted share

•	Ramped high-volume sensor shipments to support multiple Centrino 2 PC design wins

•	Began first volume shipments of sensors using new TouchStone™ packaging technology

Revenue for the third quarter of 2008 was $18.4 million, which was in line with the Company’s updated guidance range of $18.2 million to $18.5 million. This represents an increase of approximately 22 percent compared to $15.1 million in the third quarter of 2007 and is flat compared to the $18.4 million reported in the second quarter of 2008. The third quarter of 2008 included an additional week compared to the third quarter of 2007 and the second quarter of 2008.

GAAP Results:

Under Generally Accepted Accounting Principles (GAAP), net income for the third quarter of 2008 was $550,000 or $0.02 per diluted share. This compares to net income of $517,000 or $0.02 per diluted share, in the third quarter of 2007 and net income of $651,000 or $0.02 per diluted share, in the second quarter of 2008. Earnings per diluted share for the third quarter of 2008 are based upon 30.3 million outstanding shares.

A reconciliation of GAAP to non-GAAP results is provided in Table 2 following the text of this press release.

Non-GAAP Results:

On a non-GAAP basis, net income for the third quarter was a record $1.4 million, or $0.05 per diluted share. This reflects an improvement of 62 percent as compared to net income of $859,000, or $0.03 per diluted share, in the third quarter of 2007 and a 12 percent increase as compared to net income of $1.2 million, or $0.04 per diluted share, in the second quarter of 2008.

Third quarter gross margin was 47.3 percent, compared to 47.6 percent in the same period a year ago and 48.5 percent in the second quarter of 2008. The slightly lower gross margin was primarily attributable to manufacturing inefficiencies in ramping a newly introduced wireless packaging technology.

Total operating expenses, excluding stock-based compensation charges, were $7.9 million, compared to $7.1 million in the third quarter of 2007 and $8.3 million in the second quarter of 2008. The year-over-year increase in total operating expenses was primarily related to R&D investments to support the development and introduction of new products.

AuthenTec ended the third quarter of 2008 with approximately $67.8 million dollars in cash and investments. This compares to $66.6 million dollars at the end of December 2007. Operating cash flow for the third quarter was $1.9 million.

Business Update:

“Third quarter revenue increased 22 percent compared to the year-ago quarter with growth in all three of our served markets; PC, wireless and access control. Year-to-date revenue represents an increase of 43 percent over the comparable three quarters of 2007,” said F. Scott Moody, Chairman and CEO of AuthenTec. “During the quarter, we continued to prudently manage our expenses while investing in R&D for future products and technologies.”

During the third quarter, the Company secured a design win for its newest PC sensor, the AES2550, which leading European PC manufacturer Fujitsu-Siemens Computers is integrating in five new Centrino 2 (code name Montevina) powered notebooks. AuthenTec’s sensors are now designed into more than 100 new Centrino 2 PC models from the world’s leading brands. This represents millions of business and consumer notebooks which will include AuthenTec’s small form factor AES1610, single chip match-on AES2810, and new AES2550 fingerprint sensors for features like password replacement, fast user switching, application quick launch and file/folder encryption.

Also during the quarter, AuthenTec began volume shipments of its AES1711 sensor in its new durable TouchStone™ packaging to a key wireless customer for integration into the world’s first fingerprint-enabled waterproof cell phone. AuthenTec also hosted the leading cell phone and mobile device OEMs, carriers and software vendors at CTIA Wireless in San Francisco during the quarter to demonstrate TouchStone™ packaging technology, TrueNav™ user navigation and Quick Launch personalization software. These demonstrations highlighted the Company’s wireless value proposition of moving beyond security to the multi-function user control capabilities offered by AuthenTec sensors in new generations of mobile phones.

Business Outlook:

Mr. Moody continued, “Looking ahead, the macroeconomic environment remains exceedingly challenging with weakness in all of our served markets. In response to concerns over consumer and business demand, our customers have been reducing forecasts and pushing out orders for the fourth quarter. Accordingly, we expect revenue in the fourth quarter to range from $12.5 million to $13.5 million. However, even with the reduced fourth quarter outlook, the midpoint of our guidance range still represents growth of approximately 25 percent when compared to revenue for the full year of 2007.”

Mr. Moody continued, “We will continue to control expenses, however, as a result of the lower quarterly revenue, we expect our non-GAAP loss per share to range between $0.01 and $0.03 in the fourth quarter.”

Third Quarter 2008 Financial Results Web Cast and Conference Call:

AuthenTec will host a conference call to discuss its third quarter 2008 financial results at 5:00 p.m. Eastern Time (ET) today, October 30. Investors and analysts may join the conference call by dialing 866-356-4441 and providing the participant pass code 48460889. International callers may join the teleconference by dialing 617-597-5396 and using the same pass code. A replay will be available beginning two hours after conclusion of the call and will be available until midnight ET on Thursday, November 6, 2008. The replay number is 888-286-8010, with a confirmation code of 45036911. International callers interested in listening to the replay should dial 617-801-6888 and use the same pass code. A live web cast (voice only) of the conference call will be accessible from the Investor section of the Company’s web site at investors.authentec.com. Following the live web cast, an archived version will be available on AuthenTec’s web site.

Use of GAAP and Non-GAAP Financial Metrics:

To supplement AuthenTec’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation and pre-IPO charges related to changes in the fair value of warrants for preferred stock. AuthenTec uses the above non-GAAP financial measures internally to understand, manage and evaluate the business. Management believes it is useful for itself and investors to review, as applicable, both GAAP information and the non-GAAP measures in order to assess the performance of continuing operations and for planning and forecasting in future periods. The presentation of these non-GAAP measures is intended to provide investors with an understanding of the Company’s operational results and trends that enables them to analyze the base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. AuthenTec believes the presentation of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which are provided in Table 2 after the text of this release. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the filings made from time to time with the Securities and Exchange Commission.

Forward Looking Statements:

This quarterly financial results press release contains statements relating to expected future results and business trends that are based upon AuthenTec’s current estimate, expectations, and projections about the industry, and upon management’s beliefs, and certain assumptions it has made that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “guidance,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “prospects,” “outlook,” “forecast,” and variations of these words or similar expressions are intended to identify “forward-looking statements.” In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are “forward-looking statements.” Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, the Company’s actual results may differ materially and adversely from those expressed in any “forward-looking statement” as a result of various factors. These factors include, but are not limited to: demand for, and market acceptance of, new and existing fingerprint sensors in the PC and wireless markets, general market conditions, the Company’s ability to secure design wins for enterprise and consumer laptops and wireless devices, the adoption of AuthenTec’s sensors in desktops and PC peripherals, the rate at which the Company increases its activity and opportunities in the wireless market, and additional opportunities in various markets for applications that might use AuthenTec’s products, and changes in product mix, as well as other risks detailed from time to time in its SEC filings, including those described in AuthenTec’s annual report on Form 10-K filed with the SEC on February 29, 2008. These “forward-looking statements” are made only as of the date hereof, and the Company undertakes no obligation to update or revise the “forward-looking statements,” whether as a result of new information, future events or otherwise.

About AuthenTec:

With more than 40 million sensors sold worldwide, AuthenTec is the world leader in providing fingerprint authentication sensors and solutions to the high-volume PC, wireless device, and access control markets. AuthenTec’s award-winning sensors take full advantage of The Power of Touch ® by utilizing the company’s patented TruePrint ® technology to deliver the most convenient, reliable and cost-effective means available for enabling touch-powered features that extend beyond user authentication.

AuthenTec, Inc.

GAAP Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

Table 1

	Three months ended		Nine months ended
	October 3,	September 28,	October 3,	September 28,
	2008	2007	2008	2007
Revenue	$18,409	$15,057	$52,333	$36,652
Cost of revenue	9,735	7,905	27,072	19,697
Gross profit	8,674	7,152	25,261	16,955
Operating expenses:
Research and development	4,619	3,529	12,913	9,319
Selling and marketing	2,710	2,315	7,774	6,377
General and administrative	1,353	1,616	5,054	4,310

Total operating expenses	8,682	7,460	25,741	20,006

Operating loss	(8)	(308)	(480)	(3,051)
Other income (expense):
Warrant expense	—	—	—	(9,637)
Interest expense	—	(5)	—	(109)
Interest income	558	830	1,869	1,004

Total other income (expense), net	558	825	1,869	(8,742)

Net Income (loss)	$550	$517	$1,389	$(11,793)

Net income (loss) per share:
Basic	$0.02	$0.02	$0.05	$(1.28)

Diluted	$0.02	$0.02	$0.05	$(1.28)

Shares used in computing net income (loss) per common share:
Basic	28,501	25,944	28,244	9,207

Diluted	30,317	30,103	30,487	9,207

AuthenTec, Inc.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

Table 2

	Three months ended
	October 3, 2008				September 28, 2007
	GAAP	Adjustment (a)		Non-GAAP	GAAP	Adjustment (a)		Non-GAAP
Revenue	$18,409	$—		$18,409	$15,057	$—		$15,057
Cost of revenue	9,735	(35	) (a)	9,700	7,905	(16	) (a)	7,889
Gross profit	8,674	35		8,709	7,152	16		7,168
Gross margin	47.1%			47.3%	47.5%			47.6%
Operating expenses
Research and development	4,619	(274	) (a)	4,345	3,529	(96	) (a)	3,433
Selling and marketing	2,710	(233	) (a)	2,477	2,315	(61	) (a)	2,254
General and administrative	1,353	(299	) (a)	1,054	1,616	(169	) (a)	1,447

Total operating expenses	8,682	(806)		7,876	7,460	(326)		7,134

Operating income (loss)	(8)	841		833	(308)	342		34
Other income (expense), net	558	—		558	825	—		825

Net Income (loss)	$550	$841		$1,391	$517	$342		$859

Net income (loss) per share:
Basic	$0.02	$0.03		$0.05	$0.02	$0.01		$0.03

Diluted	$0.02	$0.03		$0.05	$0.02	$0.01		$0.03

Shares used in computing net income (loss) per common share:
Basic	28,501	—		28,501	25,944	661	(b)	26,605

Diluted	30,317	—		30,317	30,103	661	(b)	30,764

(a)	Reflects adjustment to remove stock-based compensation from cost of revenue and operating expenses and to remove warrant expense from other income (expense), net.
(b)	Adjusted to give effect to the conversion of convertible preferred stock and senior secured convertible notes into common stock as though the conversion of convertible preferred stock had occurred as of the beginning of 2006 (and conversion of the senior secured convertible notes on February 28, 2007, date of their issuance).

AuthenTec, Inc.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Nine months ended
	October 3, 2008				September 28, 2007
	GAAP	Adjustment (a)		Non-GAAP	GAAP	Adjustment (a)		Non-GAAP
Revenue	$52,333	$—		$52,333	$36,652	$—		$36,652
Cost of revenue	27,072	(86	) (a)	26,986	19,697	(32	) (a)	19,665
Gross profit	25,261	86		25,347	16,955	32		16,987
Gross margin	48.3%			48.4%	46.3%			46.3%
Operating expenses
Research and development	12,913	(579	) (a)	12,334	9,319	(206	) (a)	9,113
Selling and marketing	7,774	(500	) (a)	7,274	6,377	(136	) (a)	6,241
General and administrative	5,054	(668	) (a)	4,386	4,310	(344	) (a)	3,966

Total operating expenses	25,741	(1,747)		23,994	20,006	(686)		19,320

Operating income (loss)	(480)	1,833		1,353	(3,051)	718		(2,333)
Other income (expense), net	1,869	—		1,869	(8,742)	9,637	(a)	895

Net income (loss)	$1,389	$1,833		$3,222	$(11,793)	$10,355		$(1,438)

Net income (loss) per share:
Basic	$0.05	$0.06		$0.11	$(1.28)	$1.21		$(0.07)

Diluted	$0.05	$0.06		$0.11	$(1.28)	$1.21		$(0.07)

Shares used in computing net income (loss) per common share:
Basic	28,244	—		28,244	9,207	12,821	(b)	22,028

Diluted	30,487	—		30,487	9,207	12,821	(b)	22,028

(a)	Reflects adjustment to remove stock-based compensation from cost of revenue and operating expenses and to remove warrant expense from other income (expense), net.
(b)	Adjusted to give effect to the conversion of convertible preferred stock and senior secured convertible notes into common stock as though the conversion of convertible preferred stock had occurred as of the beginning of 2006 (and conversion of the senior secured convertible notes on February 28, 2007, date of their issuance).

AuthenTec, Inc.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

Table 3

	October 3,	December 28,
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$37,710	$15,703
Short-term investments	24,250	42,573
Accounts receivable, net	8,372	6,374
Prepaid expenses	923	820
Inventory	6,854	5,120

Total current assets	78,109	70,590
Long term investments	5,798	8,066
Other long-term assets	591	673
Property and equipment, net	3,084	2,605

Total assets	$87,582	$81,934

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,099	$3,917
Other accrued liabilities	6,073	6,981

Total current liabilities	13,172	10,898
Stockholders’ equity
Common stock and additional paid in capital	149,530	147,006
Other comprehensive loss	(539)	—
Accumulated deficit	(74,581)	(75,970)

Total stockholders’ equity	74,410	71,036

Total liabilities and stockholders’ equity	$87,582	$81,934

Contacts:

Investors:

Shelton Group

Leanne Sievers, 949-224-3874

Executive Vice President, Investor Relations

lsievers@sheltongroup.com

or

Media:

AuthenTec

Brent Dietz, 321-308-1320

Director of Communications

brent.dietz@authentec.com